Exhibit 99.1

Signing Day Sports Executes Stock Purchase Agreement to Acquire Majority of Capital Stock of Dear Cashmere Group Holding Company d/b/a Swifty Global

Expected acquisition of Swifty Global would contribute strong historical financials and significant growth potential

SCOTTSDALE, Arizona, January 29, 2025 (NewMediaWire)- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced the signing of a Stock Purchase Agreement (SPA) to acquire 99.13% of the issued and outstanding capital stock of Dear Cashmere Group Holding Company (OTC: DRCR), doing business as Swifty Global.

Swifty Global is a global online sports and casino technologies company with a track record of revenue growth and profitability.

Swifty Global’s strengths and growth strategies are expected to contribute significantly to the Company’s growth potential, including:

●	Strong Financial Performance: Swifty Global achieved revenues of over $128 million and a net profit of approximately $2.44 million for the fiscal year ended December 31, 2023, despite significant investments of nearly $3.1 million in software development and licensing.

●	Global Expansion Targeting High Growth Markets: Swifty Global continues to expand its international gambling operations with significant growth opportunities on the horizon. This strategy aligns with the shared vision of both companies to target high-growth markets as a core component of our long-term strategy.

●	Rapid Development of New Revenue Generating Technologies: Swifty Global plans to offer data feed services for the online sports gambling industry in the near future. These services are currently expensive and limited in choice, as many sports, such as boxing, have until recently had limited or no live data feed available to allow real-time betting. The Signing Day Sports team has significant experience working with critical sports datapoints and creating sports measurement technologies, which could assist Swifty Global in developing this revenue stream.

Daniel Nelson, CEO of Signing Day Sports, commented, “We are thrilled to announce the signing of the SPA with Swifty Global, which reflects the shared vision and collaboration between our organizations. I extend my sincere appreciation to James Gibbons and Nick Link for their exceptional efforts throughout this process. We see the SPA as a significant step toward accelerated expansion, enabling us to leverage Swifty Global’s cutting-edge SaaS technology to enhance operational efficiency, reduce costs by over 50%, and accelerate product development. Together, we expect to increase user growth, retention, and new revenue opportunities while expanding into emerging markets across Europe, Africa, and the Middle East. Together, we are confident in our ability to build a stronger company, committed to innovation, positioned for global expansion, and powered by cutting-edge technology—delivering exceptional value to our shareholders and clients.”

“Following the closing of the SPA, Swifty Global will operate as a subsidiary of Signing Day Sports, with its financial results fully integrated into our operations. Signing Day Sports’ pre-closing business will likewise operate within a subsidiary of Signing Day Sports.”

James Gibbons, CEO of Swifty Global commented, “The Swifty Global team has worked extremely hard, demonstrating exceptional diligence and discipline in building an outstanding business with a solid foundation. We are excited about the future and look forward to working together to achieve great things.”

Terms of the Transaction

At the closing of the acquisition under the SPA, Signing Day Sports will acquire from James Gibbons and Nicolas Link (the “Sellers”) the common stock and preferred stock of Swifty Global held by them constituting 99.13% of the issued and outstanding capital stock of Swifty Global. Additional sellers holding Swifty Global common stock or preferred stock may enter into substantially identical agreements with Signing Day Sports and also sell their Swifty Global capital stock to Signing Day Sports, which would increase the aggregate percentage of Swifty Global acquired by Signing Day Sports.

At the closing, the Sellers will receive a number of shares of Signing Day Sports common stock that is equal to 19.99% of the issued and outstanding common stock of Signing Day Sports as of the date of the SPA. The balance of the shares that Signing Day Sports must issue to the sellers will be in the form of convertible preferred stock that will have no voting or dividend rights until shareholder approval of conversion and the clearance of an initial listing application with The Nasdaq Stock Market LLC (“Nasdaq”). Signing Day Sports legacy shareholders are expected to retain approximately 8.24% of the post-transaction company’s shares, with the remaining approximately 91.76% being issued to the sellers and the other stockholders of DRCR, based on the number of shares of Signing Day Sports common stock outstanding as of the date of the SPA, subject to adjustment as described below.

At the closing, James Gibbons will become the Chief Executive Officer of Signing Day Sports and remain the Chief Executive Officer of Swifty Global. Signing Day Sports management will remain the management of the Signing Day Sports subsidiary that will be established in connection with the acquisition. One Signing Day Sports executive director will resign, and Mr. Gibbons will be elected to the Signing Day Sports board.

After the closing, Signing Day Sports will consolidate Swifty Global’s financial statements and operate Swifty Global as a subsidiary. Signing Day Sports’ existing assets will be contributed into a newly formed subsidiary.

After the closing, Signing Day Sports will hold a shareholder meeting to, among other things, approve the conversion of the preferred stock issued to the Sellers into common stock, and elect a new board of directors of Signing Day Sports. If the stockholders approve the proposals, the Sellers’ Signing Day Sports preferred stock will convert into 19,782,720 shares of Signing Day Sports common stock. In addition, the board will continue to consist of five members, consisting of one board member nominated by Signing Day Sports, two independent directors and one executive director nominated by Swifty Global’s pre-closing board, and one independent director jointly nominated by both Signing Day Sports and Swifty Global jointly.

Signing Day Sports and Swifty Global will also seek all necessary stockholder, regulatory, and stock exchange consents or approvals, in order for Signing Day Sports to acquire the remaining outstanding equity ownership of Swifty Global not acquired from the Sellers under the SPA or additional stock purchase agreements through a merger of Swifty Global into Signing Day Sports or a wholly-owned subsidiary of Signing Day Sports (the “Merger”). Signing Day Sports will file a registration statement on Form S-4 relating to, among other things, the registration of the offer and sale of the shares of Signing Day Sports common stock to be issued to the stockholders of Swifty Global in the Merger.

Both Signing Day Sports and Swifty Global will collectively seek to raise at least $2.0 million in financing as soon as possible, with the proceeds split equally. These funds will be used for the operations of each of Signing Day Sports and Swifty Global, and the payment of outstanding liabilities of Signing Day Sports, such that there will be no material liabilities of Signing Day Sports remaining at the time of the conversion of the preferred stock.  If, at the effective time of the Merger, Signing Day Sports has any indebtedness for borrowed money or liabilities in excess of $150,000 relating to the period prior to the closing, then Signing Day Sports will issue to the legacy stockholders of Swifty Global, including the Sellers, as soon as practicable following the closing of the Merger, a number of shares of Signing Day Sports common stock equal to the aggregate Signing Day Sports liabilities divided by the Applicable Price Per Share (as defined in the SPA).

Both Signing Day Sports and Swifty Global will complete due diligence before the closing under the SPA. The closing is subject to the satisfaction or waiver of closing conditions, including, without limitation, conditional approval from Nasdaq of an initial listing application that has been filed with such exchange, and no assurance can be given that the closing will occur, or that post-closing requirements for the acquisition will be met.  From and after the closing, Signing Day Sports is expected to commence trading on the Nasdaq.

The sellers and the officers and directors of Signing Day Sports will be subject to a three-month lock-up period following the closing.

The SPA contains provisions for termination, representations, warranties, covenants, and mutual indemnification provisions.

Advisors to the transaction include Maxim Group LLC, which is serving as exclusive financial advisor to Swifty Global. Lucosky Brookman LLP is serving as counsel to Swifty Global. Bevilacqua PLLC is serving as counsel to Signing Day Sports.

A copy of the SPA will be filed as an exhibit to a current report on Form 8-K to be filed by Signing Day Sports with the U.S. Securities and Exchange Commission (“SEC”) on or about the date of this press release. All parties desiring details regarding the terms and conditions of the proposed acquisition are urged to review that Form 8-K and the exhibits attached thereto, which will be available at the SEC’s website at www.sec.gov.

Signing Day Sports

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. The Signing Day Sports app includes a platform to upload a comprehensive data set including video-verified measurables (such as height, weight, 40-yard dash, wingspan, and hand size), academic information (such as official transcripts and SAT/ACT scores), and technical skill videos (such as drills and mechanics that exemplify player mechanics, coordination, and development). For more information about Signing Day Sports, go to https://bit.ly/SigningDaySports.

Swifty Global

Swifty Global is a technology company operating out of London, New York and Dubai developing ground-breaking technology solutions in the gambling and betting sector. Swifty Global aims to drive shareholder value through accelerated innovation and enhanced usability of the products it develops. With licenses spanning several jurisdictions, Swifty Global has successfully brought to market a suite of offerings. This includes the company’s proprietary swipe betting sports prediction application, as well as its traditional sportsbook and casino gaming platform. For more information about Swifty Global, go to https://www.otcmarkets.com/stock/DRCR/profile.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to complete the acquisition of Swifty Global and integrate its business, the ability of the Company, the Sellers, and Swifty Global to obtain all necessary consents and approvals in connection with the acquisition, including Nasdaq clearance of an initial listing application in connection with the acquisition, obtain stockholder approval of the matters to be voted on at a stockholders’ meeting to approve matters required to be approved in connection with the SPA, the Company’s ability to obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the SEC. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com

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